Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-258209) pertaining to the Absci Corporation 2021 Stock Option and Incentive Plan of Absci Corporation of our report dated March 22, 2022, with respect to the consolidated financial statements of Absci Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
March 22, 2022